                                                                    EXHIBIT 99.1

          COLE NATIONAL CORPORATION ANNOUNCES UPDATE ON MOULIN PROPOSAL

         CLEVELAND, MAY 13, 2004 /PRNewswire-FirstCall/ -- Cole National Corporation (NYSE: CNJ) today announced that Moulin International Holdings Limited had informed the Company that one of Moulin's financing sources was not prepared to provide senior debt financing on the terms originally proposed which were contemplated in Moulin's acquisition proposal. Moulin advised Cole National that HAL Holding, N.V., which owns approximately 19.2% of Cole National's outstanding shares, and its mezzanine financing source are willing to proceed with the transaction on the basis of the terms originally proposed, and that Moulin is continuing to evaluate alternatives which could allow Moulin's proposal to proceed. There can be no assurance as to whether Moulin will obtain financing for its proposal, whether any agreement with Cole National will result, or the terms and conditions thereof.

         As previously announced, in January 2004 Cole National entered into a merger agreement with Luxottica Group S.p.A. pursuant to which Luxottica would acquire Cole National in a merger at a price of $22.50 per share in cash. On April 15, 2004, Moulin submitted an unsolicited, non-binding offer to acquire Cole National in a merger at a price of $25.00 per share in cash, several days before Cole National's scheduled special meeting of stockholders to consider the merger with Luxottica Group S.p.A. Cole National stated that its Board of Directors has not withdrawn, modified or changed its recommendation of the Luxottica merger, and the merger agreement with Luxottica remains in effect. The Luxottica merger agreement is subject to approval by Cole National stockholders, receipt of regulatory approvals and other customary conditions.

ABOUT COLE NATIONAL
         Cole National Corporation's vision business, together with Pearle franchisees, has 2,177 locations in the U.S., Canada, Puerto Rico and the Virgin Islands and includes Cole Managed Vision, one of the largest managed vision care benefit providers with multiple provider panels and nearly 20,000 practitioners. Cole's personalized gift business, Things Remembered, serves customers through 727 locations nationwide, catalogs, and the Internet at www.thingsremembered.com. Cole also has a 21% interest in Pearle Europe, which has 1,487 optical stores in Austria, Belgium, Denmark, Estonia, Finland, Germany, Italy, Kuwait, Norway, the Netherlands, Poland, Portugal and Sweden.

         Cole National filed a definitive proxy statement containing information about the proposed Luxottica merger with the United States Securities and Exchange Commission (the "SEC") on March 15, 2004, which stockholders are urged to read because it contains important information. Stockholders may obtain, free of charge, a copy of the definitive proxy statement and other documents filed by Cole National with the SEC at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Cole National will be available free of charge from the Company.

         Cole National and its directors and executive officers and certain other of its employees may be soliciting proxies from stockholders of Cole National in favor of the proposed Luxottica transaction. Information concerning the participants in the proxy solicitation is set forth in the definitive proxy statement as filed with the SEC.

SAFE HARBOR STATEMENT
         Certain statements in this press release may constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those which are anticipated. Such risks and uncertainties include, but are not limited to, risks that the Luxottica merger will not be completed, risks that stockholder approval may not be obtained for the Luxottica merger, legislative or regulatory developments that could have the effect of delaying or preventing the Luxottica merger, uncertainties as to whether any transaction will be entered into with Moulin or, if entered into, will be consummated, fluctuations in exchange rates, economic and weather factors affecting consumer spending, the ability to successfully introduce and market new products, the ability to effectively integrate acquired businesses, the ability to successfully launch initiatives to increase sales and reduce costs, the availability of correction alternatives to prescription eyeglasses, as well as other political, economic and technological factors and other risks referred to in Cole National's filings with the Securities and

Exchange Commission. These forward-looking statements are made as of the date hereof, and Cole National does not assume any obligation to update them.


CONTACT:
     Cole National Corporation               or Kekst and Company
     Joseph Gaglioti                                 Victoria Weld/Ruth Pachman
     Tel.: +1 330-486-3100                   Tel.: +1 212-521-4800